UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

March 3, 2015

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition.

This Current Report on Form 8-K/A (this “Amendment”) amends and supplements the Current Report on Form 8-K furnished with the Securities and Exchange Commission by Breitburn Energy Partners LP (the “Partnership”) on March 3, 2015 (the “Original 8-K”).
The Partnership is furnishing this Amendment to correct a number which was stated incorrectly in the original release furnished earlier today. Average daily production for the three months ended December 31, 2014, which was incorrectly stated as 49.7 MBoe/day on page 1 and in the table on page 4 of Exhibit 99.1 to the Original 8-K, should have been stated as 45.3 MBoe/day. This number is not used in any other calculations. No other changes were made to the Original 8-K.
A copy of the corrected press release is attached to this Amendment as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.
The information in this Amendment provided under Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Breitburn Energy Partners LP fourth quarter 2014 earnings release dated March 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP, LLC,
its general partner

Dated: March 3, 2015	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer